Exhibit 3.2

BYLAWS

OF

EASTERN VIRGINIA BANKSHARES, INC.

AS AMENDED THROUGH JUNE 4, 2013

ARTICLE I

Shareholder Meetings

Section 1.1. Annual Meetings.

(a) The annual meeting of the shareholders of the Corporation shall be held at such a place as may be decided by the Board of Directors on a date during the month of March, April or May of each and every year, or at such other time as the Board of Directors may determine, the exact date, place and hour to be fixed by the Board of Directors.

(b) At the annual meeting of the shareholders of the Corporation, Directors shall be elected and reports of the affairs of the Corporation shall be received and considered. Any other business may be transacted which is within the powers of the shareholders, except that, if any shareholder shall bring new business before the annual meeting, the shareholder must give advance notice as set forth in Section 1.6 of these Bylaws.

(c) The Board of Directors may designate any place, either within or without the Commonwealth of Virginia, as the place of meeting for any annual meeting or for any special meeting. If no place is designated by the Board, the place of meeting shall be the principal executive office of the Corporation.

Section 1.2. Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes whatsoever at any time, but only by the President, the Chairman or Vice Chairman of the Board of Directors, or a majority of the Directors then in office. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 1.3. Notice of Meetings. Notice of every annual meeting or special meeting shall be given to each shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting (except as a different time may be specified by law) in any of the ways set forth in this Section 1.3. Such notice shall state the date, time and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of meetings of the shareholders may be given by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder, in either case to the address as it appears on the stock transfer books of the Corporation, or in any such other manner as may be permitted by the Virginia Stock Corporation Act, as in effect at the time (the “VSCA”) in compliance with the provisions thereof, including by “electronic transmission” (as defined in the VSCA). Notice given pursuant to this Section 1.3 shall be deemed given at the time specified in the VSCA for the particular form of notice used.

Section 1.4. Quorum. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of such voting group for action on such matter. If there is not a quorum at the time for which a meeting shall have been called, the meeting may be adjourned or postponed from time to time by the chairman of the meeting or by a majority of the shareholders present or represented by proxy, without notice other than by announcement at the meeting, until there is a quorum. At such adjourned or postponed meeting, any business may be transacted that could have been transacted at the meeting as originally notified.

Section 1.5. Voting. Except as the Articles of Incorporation otherwise provide, at any meeting of the shareholders, each shareholder of a class entitled to vote on a matter coming before the meeting shall have one vote for each share registered in such shareholder’s name on the stock transfer books of the Corporation at the record date for such meeting.

Section 1.6. Advance Notice of Nominations and Shareholder Business.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record of the Corporation who is entitled to vote at the meeting at the time the notice provided for in this Section 1.6 is received by the Secretary of the Corporation and who complies with the notice procedures set forth in this Section 1.6.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a) of this Section 1.6, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive office of the Corporation not later than the close of business on the one hundred-twentieth (120th) day nor earlier than the close of business on the one hundred-eightieth (180th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred-eightieth (180th) day prior to such annual meeting and not later than the close of business on the later of the one hundred-twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a Director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of such shareholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal will be included in a proxy statement that will be prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 1.6 is received by the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.6. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board of Directors, any such shareholder entitled to vote in such election of Directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (b) of this Section 1.6 is received by the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred-eightieth (180th) day prior to such special meeting, and not later than the close of business on the later of the one hundred-twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.6 shall be eligible at an annual or special meeting of shareholders of the

Corporation to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.6. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.6 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (C) of paragraph (b) of this Section 1.6) and (B) if any such nomination or proposal was not properly made or proposed (or such shareholder or beneficial owner did not act in accordance with such shareholder’s representation as required by clause (C) of paragraph (b) of this Section 1.6), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.6, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) For purposes of this Section 1.6, “public announcement” shall include disclosure in a press release reported through PR Newswire or comparable news distribution network or reported by the Dow Jones News Service, Associated Press or comparable national news service or disclosure in a document publicly filed or furnished, as the case may be, by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 1.6, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.6. Nothing in this Section 1.6 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any class or series of preferred stock, if any, to elect Directors pursuant to any applicable provisions of the Articles of Incorporation.

Section 1.7. Order of Business. All meetings of shareholders shall be conducted in accordance with such rules as are prescribed by the chairman of the meeting and he shall determine the order of business at all meetings of the shareholders.

Section 1.8. Inspectors. The Board of Directors, in advance of any meeting of shareholders, shall appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may appoint one or more inspectors. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspectors shall make a report of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be shareholders.

ARTICLE II

Directors

Section 2.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these Bylaws, all of the powers of the Corporation shall be exercised by or under the authority of said Board of Directors.

Section 2.2. Number and Qualification. The Board of Directors shall consist of no less than ten (10) nor more than seventeen (17) persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of the majority of the Board of Directors or by resolution of a majority of the shareholders at any meeting thereof. Except for individuals who were Directors of the Corporation on March 15, 2007, no one who is seventy-five (75) years of age or older shall be eligible to stand for election or reelection to the Board of Directors.

Section 2.3. Election of Directors. The Directors shall be elected at the annual meeting of shareholders, and shall hold their offices until their successors are elected in accordance with the Articles of Incorporation. Nominations for the election of Directors shall be given in the manner provided in Section 1.6.

Section 2.4. Honorary and Advisory Directors. The Board may appoint to the position of Honorary Director or the position of Advisory Director such person or persons as it deems appropriate. Honorary Directors shall be entitled to receive notice of, and to attend all meetings of the Board, but they shall not be Directors and shall not be entitled to vote, participate in policy discussions, or have the power of final decision in matters concerning the business of the Corporation or its subsidiaries, and they shall not be counted in determining a quorum of the Board. Advisory Directors shall be entitled only to notice of meetings of Advisory or other Boards of the Corporation to which they shall be appointed. Honorary and Advisory Directors shall receive such compensation as may be authorized by the Board for attendance at meetings of Advisory or other Boards to which such Advisory or Honorary Directors are appointed.

Section 2.5. Vacancies. Subject to applicable law and the Articles of Incorporation, any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the Directors remaining in office, even though less than a quorum of the Board of Directors.

Section 2.6. Quorum and Voting. A majority of the members of the Board of Directors immediately before the meeting begins shall constitute a quorum. Except as the Articles of Incorporation or these Bylaws otherwise provide, if a quorum shall be present, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors.

Section 2.7. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board of Directors, or upon call of the Chairman or Vice Chairman of the Board of Directors or the President. The Secretary, or Officer performing his duties, shall give at least twenty-four (24)

hours’ notice by letter, by electronic mail, by telephone, in person, or in any other manner, including by electronic transmission, as permitted by the VSCA, of all meetings of the Directors; provided, that notice need not be given of regular meetings held at times and places fixed by resolution of the Board of Directors. Regular meetings of the Board of Directors shall be held at least once in every calendar quarter. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice either before or after the meeting. Neither the business to be transacted nor the purpose of any annual or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.8. Remote Participation. Any or all Directors may participate in any regular or special meeting of the Board of Directors or any committee thereof, or conduct such meeting, through the use of any means of communication by which all Directors may simultaneously hear each other. A Director participating in a meeting by this means shall be deemed to be present in person at such meeting.

Section 2.9. Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is unanimous by all Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each Director either before or after the action is taken, and included in the minutes or filed with the corporate records reflecting the action taken. Any written consent and the signing thereof may be accomplished by one or more electronic transmissions as permitted by the VSCA.

Section 2.10. Compensation. The Board of Directors shall fix the compensation of the Directors.

Section 2.11. Committees. The Board of Directors may create committees and appoint members of committees in accordance with Virginia law.

ARTICLE III

Officers

Section 3.1. Election. The Officers of the Corporation shall consist of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, one or more of the Executive Vice Presidents, one or more Senior Vice Presidents, one or more additional Vice Presidents, a Secretary, a Chief Financial Officer, one or more Assistant Secretaries, and such other officers as may be elected as provided in Section 3.3 of these Bylaws. All Officers shall be elected by the Board of Directors, and shall hold office until their successors are elected and qualify. Vacancies may be filled at any meeting of the Board of Directors. Subject to any applicable provision of Virginia law, more than one office may be combined in the same person as the Board of Directors may determine.

Section 3.2. Removal of Officers. A majority of the Directors then in office may remove any Officer of the Corporation at any time with or without cause and any Officer or assistant Officer, if appointed by another Officer, may likewise be removed by such Officer. Election or appointment of an Officer shall not of itself create any contract rights in the Officer or the Corporation. An Officer’s removal does not affect such Officer’s contract rights, if any, with the Corporation.

Section 3.3. Other Officers. Other Officers may from time to time be appointed by the Board of Directors, and such Officers shall hold office for such term as may be designated by the said Board of Directors.

Section 3.4. Duties. The Officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors.

Section 3.5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Directors and all meetings of the shareholders. He shall have all other powers and duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 3.6. Vice Chairman of the Board. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Directors and all meetings of the shareholders.

Section 3.7. President. The President shall be the Chief Executive Officer of the Corporation. In the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the Directors and at meetings of the shareholders and in the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the duties and responsibilities of such offices shall devolve upon the President. The President shall have such other powers and duties as may be prescribed by the Chairman of the Board of Directors, the Board of Directors or by these Bylaws.

Section 3.8. Executive Vice President. The duties and responsibilities of the Executive Vice President are those delegated to him by the Board of Directors or the President. In the absence or disability of the President and under exigent circumstances, the Chairman of the Board may appoint an acting Chief Executive Officer from among the Executive Vice Presidents. This appointment shall be effective immediately and shall continue until action is taken by the Board of Directors at the next Board meeting or until rescinded by the Chairman of the Board prior thereto.

Section 3.9. Vice Presidents. Senior Vice Presidents and Vice Presidents shall perform such duties as may be prescribed for them from time to time by the President, the Board of Directors or these Bylaws.

Section 3.10. Secretary. The Secretary shall have the duties and responsibilities prescribed by law for the secretary of a Virginia corporation.

Section 3.11. Other Duties of Officers. Any Officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

Section 3.12. Surety Bonds. All Officers and employees who shall have charge or possession of money, securities or property of the Corporation must, before entering upon their duties, be covered by a bond with a surety company approved by the Board of Directors and state and federal authorities. The costs of such bond shall be borne by the Corporation.

ARTICLE IV

Capital Stock

Section 4.1. Issues of Capital Stock. The shares of capital stock of the Corporation may be certificated or uncertificated as provided under the VSCA. All certificates of capital stock shall be in such form as may be prescribed by law and by the Board of Directors. All certificates shall be signed by the President and by the Chief Financial Officer or Secretary or an Assistant Secretary, or by any other two Officers authorized by resolution of the Board of Directors and shall state thereon the information required by law. Transfer agents and/or registrars for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. In the event that any Officer, transfer agent or registrar whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an Officer, transfer agent or registrar, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an Officer, transfer agent or registrar. Within a reasonable time after the issuance or transfer of uncertificated shares of the Corporation, the Corporation shall send or cause to be sent to the holder a written statement that shall include the information required by law to be set forth on certificates for shares of capital stock.

Section 4.2. Transfer of Stock. The stock of the Corporation shall be transferable or assignable on the stock transfer books of the Corporation by the holders in person or by attorney, and in the case of shares of stock of the Corporation represented by a certificate, on surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have such stock transferred on the stock transfer books of the Corporation.

Section 4.3. Restrictions on Transfer of Stock. Any restrictions that may be imposed by law, by the Articles of Incorporation or Bylaws of the Corporation, or by an agreement among shareholders of the Corporation, or by an agreement between shareholders and the Corporation, shall be noted conspicuously on the front or back of all certificates representing shares of stock of the Corporation or shall be contained in the written statement of information required for uncertificated shares.

Section 4.4. Lost, Destroyed or Mutilated Certificates. The holder of stock of the Corporation in certificated form shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates or evidence of such holder’s ownership of such shares in uncertificated form for the same aggregate number of shares to be delivered to such shareholder upon the surrender of the mutilated certificate, or upon satisfactory proof of such loss or destruction accompanied by the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 4.5. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4.6. Record Date. In order to make a determination of shareholders for any purpose, including the determination of shareholders entitled to notice of or to vote at any shareholders’ meeting or entitled to payment of any dividend or distribution to shareholders, the Board of Directors may fix the date on which the Board takes such action or a future date as the record date for any such determination of shareholders, such record date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is given shall be the record date for such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to payment of any dividend or distribution, the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4.6, such determination shall apply to any postponement or adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is postponed or adjourned to a date more than one-hundred twenty (120) days after the date fixed for the original meeting.

ARTICLE V

Miscellaneous Provisions

Section 5.1. Seal. The seal of the Corporation shall be circular in shape with the name of the Corporation around the circumference thereof, and the word “SEAL” in the center thereof.

Section 5.2. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

Section 5.3. Examination of the Books and Records. The books and records of account of the Corporation, the minutes of the proceedings of the shareholders, the Board of Directors and committees appointed by the Board of Directors and the records of the shareholders showing the names and addresses of all shareholders and the number, class and series of shares held by each, shall be subject to inspection during the normal business hours by any person who is a duly qualified Director of the Corporation at the time he makes such inspection. Shareholders shall have such rights to inspect records of the Corporation as are prescribed by applicable law.

Section 5.4. Checks, Notes and Drafts. Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 5.5. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board of Directors, the President or any Executive Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast in the name of the Corporation the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and such Officers may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or any of such Officers may himself attend any meeting of the holders of stock or other securities of any such other corporation and there vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

Section 5.6. Amendment of Bylaws. These Bylaws may be amended or altered by the Board of Directors. The shareholders entitled to vote in the respect of the election of Directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

Section 5.7. Control Share Acquisitions. Article 14.1 of the Virginia Stock Corporation Act shall not apply to the Corporation.